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                                                                       Exhibit 3

                             Joint Filing Agreement

            In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with the other parties hereto on behalf of each of them a statement on
Schedule 13D (including amendments thereto) with respect to the common stock, par value $.01 per share, of IKOS Systems, Inc., a Delaware corporation, and that this agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

            In witness whereof, the undersigned hereby execute this agreement as of the 6th day of December, 2001.

                                Mentor Graphics Corporation

                                By:    /s/ Gregory K. Hinckley
                                       -----------------------------------------
                                Name:  Gregory K. Hinckley
                                Title: President


                                Fresno Corporation

                                By:      /s/ Gregory K. Hinckley
                                       -----------------------------------------
                                Name:  Gregory K. Hinckley
                                Title: Chief Financial Officer